UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 24, 2013

MENDOCINO BREWING COMPANY, INC.

(Exact name of issuer as specified in its charter)

California

(State or Other Jurisdiction of Incorporation)

0-22524	68-0318293
(Commission File No.)	(IRS Employer Identification Number)

1601 Airport Road, Ukiah, California	95482
(Address of principal executive offices)	(Zip Code)

(707) 463-6610

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to Vote of Security Holders

At the annual meeting of shareholders held by Mendocino Brewing Company, Inc. (the “Company”) on January 24, 2013, in Ukiah, California, the Company’s shareholders voted on the four proposals listed below. The proposals are described in detail in the Company’s Proxy Statement dated December 19, 2012.

The results of the voting on each proposal is set forth below:

1.    To elect seven (7) directors to hold office until the next annual meeting or until their successors are duly elected and qualified.

NOMINEE	VOTES FOR	VOTES AGAINST	ABSTAIN	BROKER NON-VOTES*	% OF VOTES CAST FOR
Scott R. Heldfond	10,865,236	57,992	5,732	0	99.42%
H. Michael Laybourn	10,871,105	52,999	4,856	0	99.47%
Dr. Vijay Mallya	10,836,710	86,797	5,453	0	99.16%
Jerome G. Merchant	10,840,991	61,735	26,234	0	99.20%
Sury Rao Palamand	10,841,010	82,361	5,589	0	99.20%
Kent D. Price	10,862,472	59,592	6,896	0	99.39%
Yashpal Singh	10,838,807	84,514	5,639	0	99.18%

* Broker non-votes occur when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular matter because such broker, bank or other nominee does not have discretionary authority to vote on that matter and has not received voting instructions from the beneficial owner. Broker non-votes had no effect on the outcome of this proposal since the election of directors is based on the votes actually cast.

2.    To approve the directors’ compensation plan for non-employee directors.

VOTES FOR	VOTES AGAINST	ABSTAIN	BROKER NON-VOTES	% OF VOTES CAST FOR
10,817,780	102,817	8,363	0	98.98%

3.    To approve, on an advisory basis, the Company’s executive compensation.

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VOTES FOR	VOTES AGAINST	ABSTAIN	BROKER NON-VOTES	% OF VOTES CAST FOR
10,562,351	68,850	297,759	0	96.65%

4.    To vote, on an advisory basis, on the frequency of holding future advisory votes on the Company’s executive compensation.

	1 YEAR	2 YEARS	3 YEARS	ABSTAIN	BROKER NON-VOTES
Votes	1,522,855	7,750	9,067,970	330,385	0

% of Votes Cast For	13.93%	0.07%	82.97%

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MENDOCINO BREWING COMPANY, INC.
(Registrant)

Date: January 30, 2013	By:	/s/ Mahadevan Narayanan
Mahadevan Narayanan
Chief Financial Officer & Corporate Secretary

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